Exhibit 99.1

Compass Diversified Provides an Update on its Financial Statements Amid the Ongoing Investigation into Lugano Holding, Inc.
WESTPORT, Conn., June 25, 2025 (GLOBE NEWSWIRE) – Compass Diversified (NYSE: CODI) (“CODI”) today disclosed non-reliance on its financial statements for fiscal years 2022 and 2023 amid an ongoing investigation into its subsidiary Lugano Holding, Inc. (“Lugano”). This follows CODI’s May 7 disclosure concerning non-reliance on its 2024 financial statements. As previously disclosed, the investigation has preliminarily identified irregularities in Lugano’s financing, accounting, and inventory practices.
CODI is focused on completing the investigation, which is progressing in line with expectations, and actively working to finalize the necessary financial restatements. Importantly, the investigation is focused on Lugano and does not involve any of CODI’s other subsidiaries.
“We remain confident in the performance and integrity of CODI’s eight other subsidiary companies, all of which continue to operate normally, have strong balance sheets, and collectively generate substantial cash flow,” said Elias Sabo, CEO of CODI. “We have ample liquidity and significant access to capital via our revolving credit facility. We continue to work constructively with our banking partners and bondholders to ensure flexibility and stability as we move forward. Our primary focus remains on maximizing long-term value for all stakeholders.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, CODI’s expectations as to the timing and outcome of the Lugano investigation, CODI’s credit availability and future liquidity, actions taken in response to the outcome of the investigation, the future performance of Lugano and CODI’s other subsidiaries, the filing or delay of CODI’s periodic reports, and the amount of any potential misstatements associated with Lugano and the impact any such misstatements may have on CODI’s previously issued financial statements or results of operations. Such forward looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on beliefs and assumptions by the Board of Directors and management, and on information currently available to CODI’s Board of Directors and management. These statements involve risk and uncertainties that could cause CODI’s actual results and outcomes to differ, perhaps materially, including but not limited to: the discovery of additional information relevant to the investigation; the conclusions (and timing of those conclusions) concerning matters relating to the investigation; the timing of the review by, and the conclusions of, Grant Thornton regarding the investigation and CODI’s financial statements; a further material delay in CODI’s financial reporting or ability to hold an annual meeting of stockholders; the impacts of restatement reviews; the likelihood that the control deficiencies identified or that may be identified in the future will result in material weaknesses in CODI’s internal control over financial reporting; and commercial litigation relating to the investigation, including CODI’s representations regarding its financial statements, and the possibility of future litigation or investigation relating to CODI’s internal controls, restatement reviews, the investigation, or related matters. Please see CODI’s Annual Report on Form 10-K for the year ended December 31, 2024 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

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